                                                                      EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:

Canaan IX L.P.

Canaan Partners IX LLC

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westport, CT 06880

Designated Filer:

Canaan IX L.P.

Issuer and Ticker Symbol:

Arvinas, Inc. [ARVN]

Date of Event:

October 1, 2018

Signatures of Joint Filers:

Canaan IX L.P.

  By: Canaan Partners IX LLC, its General Partner

      By: /s/ Nancy Levenson
               ---------------------
        Attorney-in-Fact

Canaan Partners IX LLC

    By: /s/ Nancy Levenson
               ---------------------
        Attorney-in-Fact